EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merisel, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Exhibits on Form 8-K of Merisel, Inc. of our report dated April 28, 2006 relating to the financial statements of Crush Creative, Inc. as of June 30, 2005.

/s/ Hutchinston and Bloodgood LLP

Hutchinson and Bloodgood LLP

Glendale, CA
May 18, 2006